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                                                                    EXHIBIT 10.1
                           STILLWATER MINING COMPANY

                      FIRST AMENDMENT TO 1994 STOCK PLAN

     This First Amendment to 1994 Stock Plan (the "Amendment") of Stillwater Mining Company (the "Company") is made as of this 12th day of May, 1997 pursuant to the approval of the Board of Directors of the Company on the same date.

     WHEREAS, the Board of Directors of the Company recognizes that the Securities and Exchange Commission has adopted amendments to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and believes that it is in the best interest of the Company, its employees and directors to amend the 1994 Stock Plan (the "Original Plan") to reflect such amendments to Rule 16b-3 and to make certain other changes to the Plan in order to allow the Board of Directors or the Compensation Committee of the Board of Directors to grant Awards to persons who make significant contributions to the Company but who are not Employees or Directors of the Company.

     NOW, THEREFORE, pursuant to the authorization granted by the Board of Directors of the Company, the Plan is hereby amended as set forth below. Capitalized terms used herein and not otherwise defined, have the meaning ascribed to such terms in the Original Plan.

     1.   Purposes. Section 1 of the Original Plan is hereby amended to read in
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its entirety as follows:

     "SECTION 1.  Purposes. The purposes of this Stillwater Mining Company 1994
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     Stock Plan as amended by the First Amendment to 1994 Stock Plan dated April
     24, 1997, (the "First Amendment") and as further amended from time to time (the "Plan"), are to promote the interests of Stillwater Mining Company and its stockholders by (i) attracting and retaining personnel, including executive and other key employees, consultants, and directors of the Company and its Affiliates, as defined below; (ii) motivating such employees by means of performance-related incentives to achieve longer-range performance goals, and (iii) enabling such employees, consultants and directors to participate in the long-term growth and financial success of the Company."

     2.   Definitions.
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          (a) Section 2 of the Original Plan is hereby amended to add the following definition:

          "Consultant" shall mean any Person who is engaged by the Company or any Affiliate to render consulting or advisory services as an independent contractor and is compensated for such services."

          (b) The following definitions in Section 2 of the Original Plan are hereby amended to read as follows:
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          "Committee" shall mean (i)the Board, or (ii) a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of Persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with 16b-3 only, is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i).

          "Non-Employee Director" (i) shall have the meaning set forth in Rule 16b-3(b)(3)(i) for purposes of the definition of "Committee" set forth in the Plan, and (ii) shall mean a director who is not an Employee of the Company for all other purposes, including, but not limited to,
          Section 6(a)(iv).

          "Participant" shall mean any Employee, Non-Employee Director or Consultant selected by the Committee to receive an Award under the Plan."

     3.   Awards.
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          (a) Clause (i) of Section 6(a)(iv) of the Original Plan is hereby amended to read in its entirety as follows: "(i) the term of each such Option shall be the lesser of ten (10) years after the date of grant or, if a Non-Employee Director is removed for cause, one year after the termination of services as a director,..." Such amendment to the Plan set forth in the immediately preceding sentence shall be deemed to amend and apply to all Award Agreements relating to any Options granted to any Non-Employee Director prior to the date of this Amendment or hereafter.

          (b) Section 6 of the Original Plan is hereby amended to add a new paragraph (a)(v) to read in its entirety as follows:

          "(v)  Consultants.  Subject to the provisions of the Plan, the
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          Committee shall have the authority to determine the Consultants to whom options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to only grant Non-Qualified Stock Options to Consultants. The exercise price of the Option granted shall not be less than 100% of the per share Fair Market Value of the Shares on the date of grant. Each Option shall be exercisable at such times and subject to such conditions as the Committee shall specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable."

          (c) Section 6(e)(iii) of the Original Plan is hereby amended to read in its entirety as follows:
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          "(iii)  Limited on Transfer Awards.  Awards (other than Incentive
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          Stock Options) shall be transferable to the extent provided in any
          Award Agreement. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; provided, however, that the Participant may designate a beneficiary of the Participant's Incentive Stock Option in the event of the Participant's death on a beneficiary designation form provided by the Company.